UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

NETBANK, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Sandy Springs Circle, Suite 106 Atlanta, GA		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 404-256-4555

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

As previously reported, on September 28, 2007, NetBank, Inc. (the “Company”) filed a voluntary petition (the “Petition”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division (the “Bankruptcy Court”).  The case has been designated as In re NetBank, Inc., Case Number 07-04295-JAF.  The Company continues to manage its properties as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

As previously reported, on May 19, 2008, the Company filed with the Bankruptcy Court a proposed Liquidating Plan of Reorganization and a related proposed form of Disclosure Statement that, in final form, the Company would circulate to holders of claims and interests to solicit approval of the Liquidating Plan of Reorganization.  On July 8, 2008, the Company filed with the Bankruptcy Court an Amended Liquidating Plan of Reorganization (the “Liquidating Plan”) and Amended Disclosure Statement (the “Disclosure Statement”).  On July 9, 2008, the Bankruptcy Court entered its order approving that the Disclosure Statement contained adequate information as required by the Bankruptcy Code and approving the proposed voting solicitation procedures.

On September 16, 2008, the Bankruptcy Court entered an Order Confirming Debtor’s Amended Liquidating Plan of Reorganization, filed July 10, 2008, and as Amended (the “Confirmation Order”).  All capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein shall have the respective meaning ascribed to such terms in the Liquidating Plan.  The Effective Date of the Liquidating Plan is anticipated to occur on September 29, 2008, although no assurance can be given.  A copy of the Liquidating Plan, as confirmed, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The following is a summary of the material features of the Liquidating Plan.  This summary highlights only certain provisions of the Liquidating Plan and is not a complete description of the Liquidating Plan.  This summary is qualified in its entirety by reference to the full text of the Liquidating Plan.

The Liquidating Plan provides for the appointment of a Liquidating Supervisor who will be charged with liquidating the remaining assets of the Company.  The Liquidating Supervisor will make distributions to creditors from the proceeds of the liquidation.  The Liquidating Plan provides that secured creditors will retain their collateral or will receive the value of their collateral on the Effective Date.  The administrative and priority claims that are ultimately allowed by the Bankruptcy Court will be paid within ten (10) business days of the claim becoming an Allowed Priority Claim.  The unsecured creditors will receive a pro-rata distribution of the remaining proceeds on their claims that are ultimately allowed by the Bankruptcy Court, until paid in full.  The Securities Fraud Claims will receive no distribution from the bankruptcy estate and will look solely to recover from any insurance proceeds.  The Allowed Subordinated Unsecured Claims will receive a pro-rata distribution from the bankruptcy estate only after all administrative, priority and unsecured claims are paid in full.  Finally, equity security holders shall not retain their interest in the Company (equity Interests shall be deemed cancelled, terminated and of no further force and effect), but they will receive a pro-rata distribution, if any, based on the number of shares of common stock of the Company such equity security holder held on the Confirmation Date (September 16, 2008), after all prior Allowed Claims are paid in full with interest at the statutory rate.

On September 5, 2008, the Company filed with the Bankruptcy Court a Monthly Operating Report, as required by the Bankruptcy Code, for the period from August 1, 2008 to August 31, 2008 (the “Report”), portions of which Report are filed as Exhibit 99.2 to this Current Report on Form 8-K.  Information as to the assets and liabilities of the Company as of August 31, 2008 is incorporated herein by reference to the Report.

The data and information contained in the Report are not prepared in accordance with generally accepted accounting principles and may be for a period shorter or otherwise different than is required for reports filed pursuant to the Securities Exchange Act of 1934.  Such information was not audited or reviewed by independent accountants and is subject to future adjustment and reconciliation.  The Report was not prepared for the purpose of providing a basis for an investment decision in the Company’s securities.

Complete copies of pleadings filed with the Bankruptcy Court, including the Liquidating Plan and the Report attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K, are available to the public at the office of the Clerk of the Bankruptcy Court, 300 North Hogan Street, Suite 3-350, Jacksonville, Florida 32202.  The main telephone number for the Clerk’s office in Jacksonville is (904) 301-6490.  The Liquidating Plan, the Report and other pleadings filed with the Court can be ordered by calling Judicial Research and Retrieval Services, Inc. at (904) 396-4141.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits to this Current Report on Form 8-K are filed herewith:

Exhibit Number	Description of Exhibit
99.1	Amendment to Amended Liquidating Plan of Reorganization, dated July 31, 2008; and Debtor’s Amended Liquidating Plan of Reorganization, dated July 8, 2008

99.2

NetBank, Inc. Monthly Operating Report for the period from August 1, 2008 to August 31, 2008, as filed with the United States Bankruptcy Court for the Middle District of Florida, Bankruptcy Division, in Jacksonville, Florida on September 5, 2008, excluding attachments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: September 22, 2008
	By:	/s/ Lee N. Katz
Lee N. Katz
Chief Restructuring Officer